EXHIBIT 10.4

M. Evans and Associates>
1532 Graham Road
Silver Lake, Ohio 44224
330-686-3385
330-686-1427 Fax
Frank@m-evans.net

FEE SPLIT AGREEMENT

1.	This agreement is by and between Technology Resources, Inc. (Business) and M. Evans and Associates.
2.	Business shall provide resumes to M. Evans and Associates based on the requirements for a specific search assignment.
3,	M. Evans and Associates shall and qualify each candidate prior to submission to our client. At such time the client company shall be identified.
4.	The referring business shall make no attempt to contact the client company on a direct basis in regards to the specific search, or status of the search.
5.	Should a referred candidate (candidates) be placed by M. Evans and Associates for the specific search or any other assignment, the referring business will be entitled to 50% of the fee charged to the client company.
6.	Upon placing a referred candidate, the referring business will receive a copy of the invoice sent to our client company. Upon receipt of paid invoice, the referring business will invoice M. Evans and Associates for 50% of the fee, invoice must include EIN or SS#. Referring business will agree to honor any guarantees that M. Evans and Associates must provide to client company.
7.	Upon payment of said invoice, M. Evans and Associates will forward a check (within 3 days of payment from client company) in the amount of 50% of fee plus a copy of client company check.
8.	This Agreement constitutes the entire agreement between the parties, unless otherwise modified ans signed by both parties.

Signed this 22nd day of October, 2002 at 2424 Madrid Avenue, Safety Harbor, FL 34695.

Signature for Business
_William S. Lee	/s/ William S. Lee
Print Name
_President:	William S. Lee
Title
For M. Evans and Associates
_Principal Frank Layman	/s/ Frank Layman
Title